Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SS&C Technologies Canada Corp.
(formerly Financial Models Company Inc.)

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File numbers 333-07205, 333-07207, 333-07211, 333-07213, 333-52295, 333-82131, 333-95401, 333-38144, 333-38142, 333-38140, 333-61628, 333-106021, 333-106023 and 333-118110) of SS&C Technologies, Inc. of our report dated April 8, 2005 except as to note 18 which is as of June 17, 2005 with respect to the consolidated balance sheets of Financial Models Company Inc. as of February 28, 2005 and February 29, 2004, the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended February 28, 2005, and our report dated April 8, 2005, “Comments by auditors for U.S. readers on Canada – U.S. reporting differences”, which reports appear in Amendment No. 1 to the Current Report on Form 8-K/A of SS&C Technologies, Inc. dated June 30, 2005. Our report includes comments for U.S. readers on Canada – U.S. reporting differences that refers to changes in accounting for stock–based compensation and goodwill.

/s/ KPMG LLP

Toronto, Canada
June 30, 2005